Exhibit 99

Sypris Reports Second Quarter Results

Announces Sale of Cyber Security Solutions Business for $42 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 17, 2016--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 3, 2016.

HIGHLIGHTS

For the Second Quarter:

  Revenue for the Company was $23.5 million, reflecting a reduction in demand for commercial vehicles and the rebalancing of inventory by certain customers.
  Gross profit increased $0.8 million, reflecting an improvement in product mix within Sypris Electronics.
  Revenue for Sypris Electronics remained flat while gross profit increased $1.6 million from the second quarter of 2015.
  Sypris Electronics entered into a new manufacturing facility lease agreement during the second quarter, which is expected to significantly reduce its operating facility costs beginning in 2017.
  Subsequent to quarter end, the Company:
    Announced the sale of the Cyber Security Solutions business (“CSS”) of Sypris Electronics to Analog Devices, Inc. (“ADI”) for $42 million of cash.
    The all-cash transaction was structured as a purchase of assets, including intellectual property and know-how, and included a long-term agreement for Sypris to supply circuit card assemblies to ADI for certain CSS products.
    Proceeds from the sale after expenses and escrow are expected to be in the range of $37.5 million and will be used to reduce debt and reinvest in the Company going forward.
    The CSS business supplies secure communications equipment, identity authentication, key management and encryption services for various agencies and services of the US Government, as well as for foreign allies.
    The transaction closed on Tuesday, August 16.

Commenting on the transaction, Jeffrey T. Gill, President and Chief Executive Officer of Sypris Solutions stated, “We are pleased to complete this transaction with Analog Devices. Analog is a global leader in its markets and as a result, will have the ability to accelerate the introduction of the new, ground-breaking cybersecurity technologies and capabilities that we have developed in recent years into a variety of automotive, industrial, aerospace, healthcare, IoT and safe cities applications.”

The transaction included the intellectual property and know-how for SiOMetricsTM, SypherTM, the Sypris Cyber Range and the Data Systems product line. Approximately 67 people, or 33% of the headcount employed by Sypris Electronics, will be transferring to ADI, including people located in Tampa, Florida; Columbia, Maryland; West Lafayette, Indiana; and Copenhagen, Denmark.

Gill continued, “Going forward, Sypris Electronics will continue to be based in Tampa, Florida and will focus on building upon its core capabilities as a trusted manufacturer for customers such as Harris, Lockheed Martin, Northrop Grumman, Rockwell Collins, TE SubCom and now Analog Devices. The proceeds from the sale will be used to repay the Company’s senior debt and will be available to reinvest in the business to support future growth initiatives. In this regard, the transaction represents an important milestone for all parties.”

“We are delighted to welcome Sypris’ CSS employees, expertise and products to the ADI family,” said Dick Meaney, Senior Vice President, Industrial and Healthcare Group, Analog Devices, Inc. “We believe the combination of Sypris capabilities in ADI silicon, sensors and services will fundamentally change the levels of trust that can be achieved in the next generation of cybersecurity.”

John Walsh, President of Sypris Electronics also commented, “Our CSS capabilities coupled with ADI’s solutions have the potential to transform the levels of trust that can be achieved in the next generation of secure solutions at the intersection of the physical and digital worlds.”

Second Quarter and Six Month Results

The Company reported revenue of $23.5 million for the second quarter compared to $40.8 million for the prior year period. Additionally, the Company reported a net loss of $5.2 million, or $0.26 per share, as compared to a loss of $8.4 million, or $0.43 per share, for the prior year comparable period.

For the six months ended July 3, 2016, the Company reported revenue of $50.4 million compared to $77.8 million for the first half of 2015. The Company reported a net loss for the six months ended July 3, 2016, of $10.3 million, or $0.52 per share, as compared to a net loss of $21.4 million or $1.09 per share in the prior year comparable period.

“During the second quarter of 2016, Sypris Electronics saw significant year-over-year improvement in gross profit despite flat sales,” said Jeffrey T. Gill, president and chief executive officer. “With the proceeds generated from the sale to ADI, we will be able to focus on our trusted manufacturing services platform going forward, which is poised for meaningful growth in the future.”

“Sypris Technologies continues to adjust manpower and overhead expenses to reflect the continued softness in the commercial vehicle market that started during the fourth quarter of 2015. We have worked diligently to control our costs while taking actions to rebuild and diversify our customer base,” Mr. Gill continued.

Sypris Technologies

Revenue for Sypris Technologies decreased 53.9% to $14.8 million in the second quarter of 2016 compared to $32.0 million for the prior year period, primarily as a result of softness in the commercial vehicle industry and the divestiture of the Morganton, North Carolina facility in July 2015. Gross profit for the quarter was a loss of $0.3 million, compared to profit of $0.6 million for the same period in 2015.

Sypris Electronics

Revenue for Sypris Electronics was $8.7 million in the second quarter of 2016, reflecting an increase in product sales and billings under a new engineering services contract offset by a decrease in electronic manufacturing services due to the completion of a program in 2015. Gross profit for the quarter was $1.0 million, compared to a loss of $0.6 million for the prior year period, primarily reflecting a favorable mix in sales of higher margin products and services in addition to a reduction in the overhead structure.

Outlook

Mr. Gill added, “We will continue to concentrate on daily execution within both of our businesses. The Company is working to adjust manpower and overhead expenses to align with projected levels of customer demand and market requirements, while optimizing our ability to bring in potential new business. Sypris Electronics will continue to provide electronic manufacturing and design support services to customers in the aerospace, defense, medical and severe environment markets, among others, as we work to expand this business in the future.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to develop and implement plans to mitigate the impact of loss of revenues from Dana or to adequately diversify our revenue sources on a timely basis; orders received may be cancelled or delayed by our customers, and even if we have a contractual right to manufacture and ship such orders, we must balance such rights against our longer term customer relationships; reliance on major customers or suppliers, including the renewal of significant contracts or the continued provision of trade credit terms despite concerns about our financial condition or liquidity; declining markets or market share in our commercial vehicle and energy-related product lines, especially as we attempt to transition from legacy products and services into new market segments, customers and technologies; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity, including the potentially material costs of our compliance with covenants in, or the potential default under or acceleration of, our new credit facilities; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers; dependence on, retention or recruitment of key employees especially in challenging markets; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation involving lessor, supplier, customer, employee, landlord, creditor, stockholder, product liability or environmental claims; our ability to successfully develop, launch or sustain new products and programs; inventory valuation risks including excessive or obsolescent valuations; potential impairments, non-recoverability or write-offs of assets or deferred costs; our inability to successfully complete definitive agreements for our targeted acquisitions or divestitures due to negative due diligence findings or other factors; the costs of compliance with our auditing, regulatory or contractual obligations; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; cost and availability of raw materials such as steel, component parts, natural gas or utilities; regulatory actions or sanctions (including FCPA, OSHA and Federal Acquisition Regulations, among others); potential weaknesses in internal controls over financial reporting and enterprise risk management; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; cyber security threats and disruptions; changes or delays in customer budgets, funding or programs; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 3,	July 5,
	2016	2015
	(Unaudited)
Revenue	$23,504	$40,756
Net loss	$(5,203)	$(8,416)
Loss per common share:
Basic	$(0.26)	$(0.43)
Diluted	$(0.26)	$(0.43)
Weighted average shares outstanding:
Basic	19,749	19,701
Diluted	19,749	19,701

	Six Months Ended
	July 3,	July 5,
	2016	2015
	(Unaudited)
Revenue	$50,442	$77,765
Net loss	$(10,302)	$(21,449)
Loss per common share:
Basic	$(0.52)	$(1.09)
Diluted	(0.52)	(1.09)
Weighted average shares outstanding:
Basic	19,725	19,675
Diluted	19,725	19,675

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 3,	July 5,	July 3,	July 5,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,769	$32,010	$32,596	$60,080
Sypris Electronics	8,735	8,746	17,846	17,685
Total net revenue	23,504	40,756	50,442	77,765
Cost of sales:
Sypris Technologies	15,029	31,429	33,512	63,603
Sypris Electronics	7,753	9,361	15,481	17,353
Total cost of sales	22,782	40,790	48,993	80,956
Gross profit (loss):
Sypris Technologies	(260)	581	(916)	(3,523)
Sypris Electronics	982	(615)	2,365	332
Total gross profit (loss)	722	(34)	1,449	(3,191)
Selling, general and administrative	5,241	7,327	11,744	16,445
Research and development	90	195	214	528
Severance and equipment relocation costs	38	281	522	566
Operating loss	(4,647)	(7,837)	(11,031)	(20,730)
Interest expense, net	964	1,154	1,840	1,488
Other income, net	(409)	(575)	(2,571)	(754)
Loss before taxes	(5,202)	(8,416)	(10,300)	(21,464)
Income tax expense (benefit), net	1	-	2	(15)
Net loss	$(5,203)	$(8,416)	$(10,302)	$(21,449)
Loss per common share:
Basic	$(0.26)	$(0.43)	$(0.52)	$(1.09)
Diluted	$(0.26)	$(0.43)	$(0.52)	$(1.09)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	19,749	19,701	19,725	19,675
Diluted	19,749	19,701	19,725	19,675

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 3,	December 31,
	2016	2015
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$1,819	$1,349
Restricted cash - current	6,000	-
Accounts receivable, net	12,277	12,394
Inventory, net	20,622	20,192
Other current assets	3,624	4,459
Assets held for sale	-	3,230
Total current assets	44,342	41,624
Property, plant and equipment, net	22,330	22,178
Other assets	3,142	3,090
Total assets	$69,814	$66,892
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,949	$11,311
Accrued liabilities	14,504	11,661
Revolving credit facility	4,853	2,132
Current portion of long-term debt and capital lease obligations	1,912	1,714
Total current liabilities	32,218	26,818

Long-term debt and capital lease obligations	10,862	8,780
Note payable - related party	6,500	5,500
Other liabilities	10,820	6,082
Total liabilities	60,400	47,180
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,359,736 shares issued and 21,307,044 outstanding in 2016 and 20,826,236 shares issued and 20,776,544 outstanding in 2015	213	208
Additional paid-in capital	152,775	152,077
Accumulated deficit	(117,114)	(106,812)
Accumulated other comprehensive loss	(26,459)	(25,760)
Treasury stock, 52,692 and 49,692 shares in 2016 and 2015, respectively	(1)	(1)
Total stockholders’ equity	9,414	19,712
Total liabilities and stockholders’ equity	$69,814	$66,892

Note: The balance sheet at December 31, 2015, has been derived from the audited consolidated financial statements at that date, but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 3,	July 5,
	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net loss	$(10,302)	$(21,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,678	4,950
Stock-based compensation expense	703	501
Deferred revenue recognized	-	(4,200)
Deferred loan costs recognized	435	630
Gain on the sale of assets	(2,391)	-
Provision for excess and obsolete inventory	86	1,125
Other noncash items	(505)	(1,587)
Contributions to pension plans	-	(281)
Changes in operating assets and liabilities:
Accounts receivable	151	25,317
Inventory	(494)	1,400
Prepaid expenses and other assets	(215)	(3,006)
Accounts payable	(369)	(14,026)
Accrued and other liabilities	2,237	(355)
Net cash used in operating activities	(6,986)	(10,981)
Cash flows from investing activities:
Capital expenditures	(115)	(883)
Proceeds from sale of assets	11,086	-
Change in restricted cash	(6,000)	-
Net cash provided by (used in) investing activities	4,971	(883)
Cash flows from financing activities:
Principal payments on Term Loan	(857)	-
Proceeds from related party note payable	1,000	5,500
Proceeds from note payable - Meritor	-	3,047
Net change in debt under New Revolving Credit Agreement	2,721	-
Net change in debt under Credit Facility	-	(251)
Debt issuance and modification costs	(379)	(1,369)
Indirect repurchase of shares for minimum statutory tax withholdings	-	(77)
Cash dividends paid	-	(410)
Net cash provided by financing activities	2,485	6,440
Net increase (decrease) in cash and cash equivalents	470	(5,424)
Cash and cash equivalents at beginning of period	1,349	7,003
Cash and cash equivalents at end of period	$1,819	$1,579

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer